UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

EVANS BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54995	46-3031328
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3815 S. Main Street, Santa Ana, CA	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 708-0082

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On February 7, 2017, Evans Brewing Company, Inc. (the “Company”) gave notice to terminate the Restated Purchase Agreement that had been entered into with Kodiak Capital Group, LLC (the “Investor”) on September 16, 2016. The Restated Purchase Agreement amended and restated, in its entirety, the terms of that certain Equity Purchase Agreement (the “Purchase Agreement”) that had been entered into by and between the Company and the Investor on June 24, 2016.

Pursuant to the terms of the Restated Purchase Agreement, the Company previously issued 25,000 shares of the Company’s Common Stock to the Investor. Further, subject to the filing of a registration statement and its effectiveness by the Securities and Exchange Commission (the “SEC”), the Investor had agreed to purchase up to $1,000,000 of the Company’s Common Stock at a price equal to 70% of the lowest daily volume weighted average price of the Company’s Common Stock. Under this agreement the Investor has purchased $43,746 of the Company’s Common Stock to date and pursuant to the terms of the agreement the Company has elected to terminate the agreement effective February 7, 2017.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS BREWING COMPANY, INC.
(Registrant)

Dated: February 11, 2017	/s/ Michael J. Rapport
Michael J. Rapport, Chief Executive Officer

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